Exhibit 99.1
PROLOGIS REPORTS GROWTH IN FIRST QUARTER FFO AND EARNINGS PER SHARE
Property Operations, Development Activity and
Expansion of Fund Management Business Drives 43% Growth in FFO per Share
DENVER, April 26, 2006 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported adjusted funds from operations as defined by ProLogis (FFO) of $0.90 per diluted share for the first quarter of 2006, up 43% from $0.63 in the first quarter of 2005. FFO per share amounts are prior to $0.01 of merger integration and relocation expenses in 2006 and relocation and temperature-controlled impairment charges of $0.08 in 2005. Net earnings per diluted share were $0.72 for the first quarter of 2006, up from $0.29 in the same period in 2005.
“Our first quarter results reflect solid performance in each of our operating segments driven by the strength of global demand for high-quality distribution space,” said Jeffrey H. Schwartz, chief executive officer. “Around the world, market conditions are healthy. Overall occupancies continue to rise, the pace of leasing activity is brisk and rapid absorption of newly developed space is beginning to support increased rental rates. ProLogis has been successful in capitalizing on the opportunities presented by this market environment, extending the leadership position we have established in our industry.”
Continued Improvement in Property Operations
During the quarter, leasing in the company’s stabilized properties increased from 94.5% at year-end 2005 to 95.2% at March 31, 2006, the highest level since the first quarter of 2001. ProLogis also reported record global leasing activity, including new leases and renewals, of over 31 million square feet during the quarter, up from 21 million square feet in the first quarter of 2005.
“We experienced solid same-store results, with a 3.69% increase in net operating income and occupancy increases in the same-store pool of 3.97%, compared with a year ago,” Mr. Schwartz said. “We continued to see positive net absorption in the top 30 North American logistics markets, and leasing in our North American stabilized portfolio also strengthened, reaching 94.9% at the end of the quarter.
“In Europe, we continue to experience a significant increase in leasing of inventory space, as well as strong build-to-suit activity, bringing stabilized occupancies to 96.2%. In Asia, customer demand is excellent, resulting in 100% occupancy in several of our major parks. Our success in these markets is supported by sustained GDP growth in China and long-awaited economic expansion in Japan that is driving new network reconfiguration requirements.”
Record New Development Starts and CDFS Pipeline Support Future Gains
Gross proceeds from Corporate Distribution Facilities Services (CDFS) dispositions of $364 million for the quarter were up 22.5% over the first quarter of 2005. Development starts represented total expected investment of $887 million, the highest-ever level of new development begun in a single quarter. CDFS developments of 27.8 million square feet completed in the last twelve months were more than 65% leased at quarter end. In addition, at March 31, 2006, ProLogis had a record pipeline of $4.0 billion of completed developments, repositioned acquisitions and properties under development that will support future disposition activity and growth in CDFS income.

“We’re extremely pleased with the strength of our CDFS business,” said Walter C. Rakowich, president and chief operating officer. “During the quarter, we signed nearly 6.0 million square feet of new CDFS leases — over 50% with repeat customers. Included in this activity were agreements with multi-market customers such as Nippon Express in Hiroshima, Japan; Wincanton in the Midlands, UK; Menlo Logistics in Columbus, Ohio; Nestle Purina in Harrisburg, Pennsylvania and ST-Anda in Guangzhou, China. Strong market conditions also supported our new inventory development in several of the world’s largest logistics markets, including: Los Angeles, Warsaw, Paris, London, Stockholm, Guangzhou, Tokyo and Osaka. Many of these markets remain chronically undersupplied, and we’re already seeing significant customer interest in our new projects.”
New Capital Supports Future Growth in Property Fund Business
Assets owned and under management in ProLogis property funds grew to $10.7 billion at quarter end. During the quarter, the company purchased its partner’s 80% interest in North American Property Funds II, III and IV and subsequently contributed substantially all of those assets to its new, open-end, infinite life North American Industrial Fund. First quarter results included FFO associated with this transaction of approximately $13.0 million of previously deferred gains related to North American Funds II, III and IV, $22.0 million of incentive return and a $27.9 million gain related to the liquidation of these three funds.
“This transaction satisfied the redemption needs of our partner’s investment in funds that were due to expire in the near term,” Mr. Schwartz said. “In turn, investors in our new fund were able to make a significant upfront investment at attractive pricing in state-of-the-art distribution facilities. We also diversified our investor base and created a more perpetual, liquid structure for our new investors.”
First Quarter 2006 Selected Financial and Operating Information
•	Established $4 billion North American Industrial Fund with over $750 million of assets.
•	Achieved adjusted FFO per share growth of 42.9% over first quarter of 2005.
•	Achieved FFO from CDFS dispositions of $72.2 million for the quarter, including recognition of previously deferred proceeds from the fund transaction noted above, up 31.5% from $54.9 million in the first quarter of 2005. FFO amounts do not include deferred gains of $23.6 million for the current period and $11.3 million for the prior year. Post-deferral, post-tax CDFS margins were 18.3% for the quarter.
•	Average same-store occupancies increased by 3.97%, while same-store net operating income increased by 3.69% for the quarter (a 4.04% increase when straight-lined rents are excluded).
•	Started record new developments during the quarter with a total expected investment of $887 million, including $59 million of retail development.
•	Increased ProLogis’ share of FFO from property funds to $53.9 million, including earnings from the fund transaction noted above, up from $22.5 million in the prior year.
•	Grew first quarter fee income from property funds to $38.6 million, including fees and the incentive return from the fund transaction noted above, up from $16.5 million in the prior year.
•	Increased total assets owned and under management to $23.5 billion, up from $22.3 billion at December 31, 2005.

•	Completed an $850 million offering of global senior unsecured notes to repay a portion of the borrowings under a term loan associated with the Catellus merger and ProLogis’ global line of credit.
Copies of ProLogis’ first quarter supplemental information is available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 am Eastern Time on Wednesday, April 26, 2006. A replay of the webcast will be available on the company’s website until May 10, 2006.
ProLogis is a leading provider of distribution facilities and services with 388.6 million square feet (36.1 million square meters) in 2,337 properties owned, managed and under development in 79 markets in North America, Europe and Asia as of March 31, 2006. We continue to expand the industry’s first and largest global network of distribution facilities with the objective of building shareholder value. We expect to achieve this through the ProLogis Operating System® and our commitment to provide exceptional facilities and services to meet our customers’ expansion and reconfiguration needs.
In addition to historical information, this press release contains forward-looking statements under the federal securities laws. Because these statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Forward-looking statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict. Actual operating results may be affected by changes in general economic conditions; increased or unanticipated competitive market conditions; changes in financial markets, interest rates and foreign currency exchange rates that could adversely affect ProLogis’ cost of capital, its ability to meet its financing needs and obligations and its results of operations; the availability of private capital; geopolitical concerns and uncertainties and therefore, may differ materially from what is expressed or forecasted in this press release. For a discussion of factors that could affect ProLogis’ financial condition and results of operations, refer to “Item 1A — Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2005.
###

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

First Quarter 2006
SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1

FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2 - 2a

Consolidated Statements of Funds From Operations (FFO)	3 - 3b

Reconciliations of Net Earnings to FFO	4

Reconciliations of Net Earnings to EBITDA	5

Consolidated Balance Sheets	6

Selected Balance Sheet Information:
Investments in and Advances to Unconsolidated Investees/Land Owned and Controlled	7

Notes to Consolidated Financial Statements	8 - 8c

SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 - 9a

Property Funds — EBITDA, FFO and Net Earnings	10

Property Funds — Balance Sheets	11

SELECTED STATISTICAL INFORMATION:
Portfolio Analysis	12 - 12a

Lease Expirations/Top 25 Customers	13 - 13a

Leasing Activity/Actual Capital Expenditures	14

Same Store Analysis	15

SELECTED INVESTMENT INFORMATION:
Acquisitions and Dispositions	16

CDFS Business Summary	17 - 17a

Development Summary	18 - 18a

SELECTED OTHER INFORMATION:
Capital Structure	19

Debt Analysis	20

Geographic Distribution Based on Square Footage	21
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
First Quarter 2006
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)	% Change

Net earnings attributable to common shares (see pages 2 and 2a):
Net earnings attributable to common shares	$183,159	$55,074	232.6%
Net earnings per diluted common share	$0.72	$0.29	148.3%

FFO and FFO, as adjusted (see pages 3 and 4 and see definition of FFO on pages 3a and 3b):
FFO attributable to common shares	$225,298	$106,023	112.5%
Add back:
Merger integration expenses (3)	2,324	—
Relocation expenses (4)	48	2,751
Impairment charges related to temperature-controlled distribution assets (5)	—	13,084

FFO attributable to common shares, as adjusted	$227,670	$121,858	86.8%

FFO attributable to common shares per diluted share	$0.89	$0.55	61.8%
Add back:
Merger integration expenses (3)	0.01	—
Relocation expenses (4)	—	0.01
Impairment charges related to temperature-controlled distribution assets (5)	—	0.07

FFO attributable to common shares per diluted share, as adjusted	$0.90	$0.63	42.9%

EBITDA (see page 5):
EBITDA	$341,180	$191,445	78.2%

Distributions:
Actual distributions per common share (6)	$0.40	$0.37	8.1%

	March 31,	December 31,
	2006 (1)	2005 (2)	% Change

Total Assets, net of accumulated depreciation (see page 6)	$13,664,619	$13,114,096	4.2%

Total Book Assets:
Direct investment	$12,650,024	$12,293,351
Our share of total book assets of unconsolidated investees:
Property funds (see page 11)	2,349,244	2,204,910
CDFS joint ventures (7)	217,321	212,304
Other unconsolidated investees (7)	213,377	156,581

	2,779,942	2,573,795

Totals	$15,429,966	$14,867,146	3.8%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see page 6)	$12,002,993	$11,875,130
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (weighted ownership interest of 22.0%) (see page 11)	10,688,572	9,915,115
Real estate assets owned by CDFS joint ventures, before depreciation (weighted ownership interest of 50%) (7)	426,462	440,463

Investment in other unconsolidated investees (7)	167,677	112,012

Discontinued operations — net assets held for sale (10)	211,584	—

Totals	$23,497,288	$22,342,720	5.2%

The definition of FFO is on pages 3a and 3b and the definition of EBITDA is on page 5.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 1

ProLogis
First Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Revenues:
Rental income (8)(9)(10)	$233,033	$131,203
CDFS disposition proceeds (11)(12)(13)(14)	305,010	282,591
Property management and other fees and incentives (14) (see page 10)	38,568	16,527
Development management and other income (11)	4,168	131

Total revenues	580,779	430,452

Expenses:
Rental expenses (8)(10)	64,171	37,521
Cost of CDFS dispositions (11)(12)(13)	238,286	227,250
General and administrative	33,788	23,934
Depreciation and amortization (10)	72,554	41,470
Merger integration expenses (3)	2,324	—
Relocation expenses (4)	48	2,751
Other expenses	2,526	1,913

Total expenses	413,697	334,839

Operating income	167,082	95,613

Other income (expense):
Earnings from unconsolidated property funds (14) (see page 10)	56,445	11,771
Earnings from CDFS joint ventures and other unconsolidated investees (7)	3,517	498
Interest expense (10)(15)	(70,853)	(36,493)
Interest income on long-term notes receivable (11)	5,036	—
Interest and other income	4,574	1,147

Total other income (expense)	(1,281)	(23,077)

Earnings before minority interest	165,801	72,536
Minority interest	(1,125)	(1,341)

Earnings before certain net gains (expenses/losses)	164,676	71,195
Gains recognized on dispositions of certain non-CDFS business assets, net	13,709	—
Foreign currency exchange expenses/losses, net (16)	(1,322)	(114)

Earnings before income taxes	177,063	71,081

Income taxes:
Current income tax expense	13,197	1,173
Deferred income tax expense	169	839

Total income taxes	13,366	2,012

Earnings from continuing operations	163,697	69,069
Discontinued operations (10):
Income attributable to disposed properties and assets held for sale	4,369	1,961
Losses related to temperature controlled distribution assets (5)	—	(11,370)
Gains (losses) recognized on dispositions, net:
Non-CDFS business assets	16,428	2,207
CDFS business assets	5,019	(439)

Total discontinued operations	25,816	(7,641)

Net earnings	189,513	61,428
Less preferred share dividends	6,354	6,354

Net earnings attributable to common shares	$183,159	$55,074

Footnote references are to pages 8 through 8c.
Supplemental Information Page 2

ProLogis
First Quarter 2006
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Weighted average common shares outstanding — Basic	244,282	186,154
Weighted average common shares outstanding — Diluted	255,146	196,180

Net earnings (loss) per share attributable to common shares — Basic:
Continuing operations	$0.64	$0.34
Discontinued operations	0.11	(0.04)

Net earnings per share attributable to common shares — Basic	$0.75	$0.30

Net earnings (loss) per share attributable to common shares — Diluted:
Continuing operations	$0.62	$0.33
Discontinued operations	0.10	(0.04)

Net earnings per share attributable to common shares — Diluted	$0.72	$0.29

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Net earnings attributable to common shares – Basic	$183,159	$55,074
Minority interest (a)	1,125	1,341

Adjusted net earnings attributable to common shares — Diluted	$184,284	$56,415

Weighted average common shares outstanding — Basic	244,282	186,154
Incremental weighted average effect of conversion of limited partnership units	5,363	5,543
Incremental weighted average effect of potentially dilutive instruments (a)	5,501	4,483

Weighted average common shares outstanding — Diluted	255,146	196,180

Net earnings per share attributable to common shares — Diluted	$0.72	$0.29

(a)	On a weighted average basis, the total potentially dilutive instruments outstanding were 11,116 and 11,180 for the three months ended March 31, 2006 and 2005, respectively. Substantially all were dilutive for both the three months ended March 31, 2006 and 2005.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 2a

ProLogis
First Quarter 2006
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Revenues:
Rental income (8)	$247,020	$136,923
CDFS disposition proceeds (10)(11)(12)(13)(14)	353,241	285,527
Property management and other fees and incentives (14) (see page 10)	38,568	16,527
Development management and other income (11)	4,168	131

Total revenues	642,997	439,108

Expenses:
Rental expenses (8)	70,880	39,306
Cost of CDFS dispositions (10)(11)(12)(13)	281,032	230,625
General and administrative	33,788	23,934
Depreciation of corporate assets	2,883	1,745
Merger integration expenses (3)	2,324	—
Relocation expenses (4)	48	2,751
Other expenses	2,526	1,913

Total expenses	393,481	300,274

	249,516	138,834

Other income (expense):
FFO from unconsolidated property funds (14) (see page 10)	53,931	22,534
FFO from CDFS joint ventures and other unconsolidated investees (7)	4,737	836
Interest expense (15)	(71,487)	(36,608)
Interest income on long-term notes receivable (11)	5,036	—
Interest and other income	4,574	1,147
Foreign currency exchange expenses/losses, net (16)	(333)	(269)
Current income tax expense	(13,197)	(1,173)
Losses related to temperature controlled distribution assets (5)	—	(11,583)

Total other income (expense)	(16,739)	(25,116)

FFO	232,777	113,718

Less preferred share dividends	6,354	6,354
Less minority interest	1,125	1,341

FFO attributable to common shares	$225,298	$106,023

Weighted average common shares outstanding — Basic	244,282	186,154
Weighted average common shares outstanding — Diluted	255,146	196,180

FFO per share attributable to common shares:
Basic	$0.92	$0.57

Diluted	$0.89	$0.55

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8c.
Supplemental Information Page 3

ProLogis
First Quarter 2006
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

FFO attributable to common shares — Basic	$225,298	$106,023
Minority interest	1,125	1,341

FFO attributable to common shares — Diluted	$226,423	$107,364

Merger integration expenses (3)	2,324	—
Relocation expenses (4)	48	2,751
Impairment charges related to temperature-controlled distribution assets (6)	—	13,084

FFO attributable to common shares — Diluted, as adjusted	$228,795	$123,199

Weighted average common shares outstanding — Basic	244,282	186,154
Incremental weighted average effect of conversion of limited partnership units	5,363	5,543
Incremental weighted average effect of potentially dilutive instruments	5,501	4,483

Weighted average common shares outstanding — Diluted	255,146	196,180

FFO per share attributable to common shares — Diluted	$0.89	$0.55

FFO per share attributable to common shares — Diluted, as adjusted	$0.90	$0.63

See Consolidated Statements of Earnings on Page 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to pages 8 through 8c.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in the CDFS business segment in our definition of FFO.
Supplemental Information Page 3a

ProLogis
First Quarter 2006
Unaudited Financial Results
Definition of FFO (continued)
At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iii)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(iv)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
— Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
— Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
— The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
— The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
First Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$183,159	$55,074
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	69,671	39,725
Additional CDFS proceeds recognized (14)	466	—
Gains recognized on dispositions of certain non-CDFS business assets, net	(13,709)	—
Reconciling items attributable to discontinued operations (10):
Gains recognized on dispositions of non-CDFS business assets, net	(16,428)	(2,207)
Real estate related depreciation and amortization	2,275	1,859

Totals discontinued operations	(14,153)	(348)
Our share of reconciling items from unconsolidated investees (17):
Real estate related depreciation and amortization	13,220	13,131
Gains on dispositions of non-CDFS business assets, net	(109)	(438)
Other amortization items (14)(18)	(10,595)	(1,211)

Totals unconsolidated investees	2,516	11,482

Totals NAREIT defined adjustments	44,791	50,859

Subtotals-NAREIT defined FFO	227,950	105,933

Add (deduct) our defined adjustments:
Foreign currency exchange (gains) expenses/losses, net (16)	989	(155)
Deferred income tax expense	169	839
Reconciling items attributable to discontinued operations:
Assets disposed of — deferred income tax benefit (5)	—	(213)
Our share of reconciling items from unconsolidated investees (17):
Foreign currency exchange gains, net (16)	(2,223)	(273)
Deferred income tax benefit	(1,587)	(108)

Totals unconsolidated investees	(3,810)	(381)

Totals our defined adjustments	(2,652)	90

FFO attributable to common shares	$225,298	$106,023

See Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3 and the definition of FFO on pages 3a and 3b.
Footnote references are to pages 8 through 8c.

Supplemental Information Page 4

ProLogis
First Quarter 2006
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2006 (1)	2005 (2)

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$183,159	$55,074
Add (deduct):
NAREIT defined adjustments to compute FFO	44,791	50,859
Our defined adjustments to compute FFO	(2,652)	90
Add:
Interest expense	70,853	36,493
Depreciation of corporate assets	2,883	2,198
Current income tax expense	13,197	1,173
Adjustments to CDFS gains on dispositions for interest capitalized	6,552	7,663
Preferred share dividends	6,354	6,354
Reconciling items attributable to discontinued operations	634	13,371
Share of reconciling items from unconsolidated investees (17)	15,409	18,170

EBITDA	$341,180	$191,445

See Consolidated Statements of Earnings on page 2 and the Reconciliations of Net Earnings to FFO on page 4.
Footnote references are to pages 8 through 8c.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.

Supplemental Information Page 5

ProLogis
First Quarter 2006
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2006	2005

Assets:
Investments in real estate assets:
Industrial operating properties	$9,019,292	$8,730,906
Retail operating properties	282,897	288,253
Land subject to ground leases and other	452,399	792,668
Properties under development (including cost of land)	1,041,465	884,345
Land held for development (see page 7)	1,022,971	1,045,042
Other investments (19)	183,969	133,916

	12,002,993	11,875,130
Less accumulated depreciation	1,149,705	1,118,547

Net investments in real estate assets	10,853,288	10,756,583

Investments in and advances to unconsolidated investees (see page 7):
Property funds (14)(20)	826,206	755,320
CDFS joint ventures and other unconsolidated investees (7)	362,891	294,423

Total investments in and advances to unconsolidated investees	1,189,097	1,049,743

Cash and cash equivalents	254,095	191,716
Accounts and notes receivable	301,861	327,214
Other assets	808,042	788,840
Discontinued operations-assets held for sale (10)	258,236	—

Total assets	$13,664,619	$13,114,096

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit and short-term borrowings (see page 20)	$1,835,643	$2,240,054
Senior notes (see page 19)	3,589,137	2,759,675
Secured debt and assessment bonds (see page 19)	1,629,848	1,678,151
Accounts payable and accrued expenses	328,208	332,339
Other liabilities	600,343	557,210
Discontinued operations-assets held for sale (10)	46,652	—

Total liabilities	8,029,831	7,567,429

Minority interest	53,546	58,644

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,448	2,438
Additional paid-in capital	5,618,632	5,606,017
Accumulated other comprehensive income	144,693	149,586
Distributions in excess of net earnings	(534,531)	(620,018)

Total shareholders’ equity	5,581,242	5,488,023

Total liabilities and shareholders’ equity	$13,664,619	$13,114,096

Footnote references are to pages 8 through 8c.

Supplemental Information Page 6

ProLogis
First Quarter 2006
Unaudited Financial Results
Selected Balance Sheet Information
Investments in and Advances to Unconsolidated Investees
(in thousands)

	March 31,	December 31,
	2006	2005

Property funds (see page 11):
ProLogis European Properties Fund	$287,456	$283,435
ProLogis California LLC	114,549	115,743
ProLogis North American Properties Fund I	33,159	33,241
ProLogis North American Properties Funds II, III and IV(14)	—	12,410
ProLogis North American Properties Fund V	56,190	53,104
ProLogis North American Properties Funds VI-X	118,949	120,614
ProLogis North American Properties Fund XI	32,188	33,094
ProLogis North American Industrial Fund (20)	69,139	—
ProLogis Japan Properties Fund I	94,447	103,679
ProLogis Japan Properties Fund II (20)	20,129	—

Total investments in and advances to property funds	826,206	755,320

CDFS joint ventures (7)	195,214	182,411

Other unconsolidated investees (7)	167,677	112,012

Total investments in and advances to unconsolidated investees	$1,189,097	$1,049,743

Land Owned and Controlled
(dollars in thousands)

	As of March 31, 2006
	Acres	Investment
Direct investment:
Land owned:
North America	4,904	$580,715
Europe	917	325,960
Asia	49	116,296

Total land owned (see page 6)	5,870	$1,022,971

Land controlled (LOI/option):
North America	1,319
Europe	1,293
Asia	261

Total land controlled	2,873

Total Direct Investment	8,743

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	32

CDFS joint ventures (A):
North America (controlled)	614
Europe (14 acres owned and 393 acres controlled)	407
Asia (owned)	15

Total CDFS joint ventures	1,036

Total unconsolidated investees	1,068

Total land owned and controlled	9,811

COMMENT
(A) Includes land for industrial development only.
Footnote references are to pages 8 through 8c.

Supplemental Information Page 7

ProLogis
First Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	On September 15, 2005, we completed a merger with Catellus Development Corporation (“Catellus Merger”). This transaction was accounted for using the purchase method of accounting and, accordingly, the purchase price of $5.3 billion has been allocated to the net assets acquired based on their estimated fair values at the date of acquisition.

The allocation of the purchase price is based upon estimates and assumptions. The current allocations are substantially complete, however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although future revisions should not have a significant impact on our financial position or results of operations. We financed the cash portion of this transaction primarily through borrowings on a $1.5 billion short-term bridge facility, which was subsequently repaid with proceeds from (i) the issuance of $850 million and $900 million of senior notes in March 2006 and November 2005, respectively; (ii) borrowings on our global line of credit facility that closed in October; and (iii) dispositions of certain real estate assets.

(2)	Certain 2005 amounts included in this Supplemental Information package have been reclassified to conform to the 2006 presentation.

(3)	Represents costs incurred related to the Catellus Merger. These costs include merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the Catellus Merger. Although we have incurred the majority of these costs, we do expect to incur costs through the first half of 2006.

(4)	We completed the relocation of our information technology and corporate accounting functions from El Paso, Texas to Denver, Colorado in the first quarter of 2005. We moved our corporate headquarters, which is located in Denver, to a recently constructed building in February 2006. Relocation costs include (i) employee termination costs; (ii) costs associated with the hiring and training of new personnel and other costs including travel, moving and temporary facility costs; and (iii) accelerated depreciation associated with non-real estate assets whose useful life has been shortened due to the relocations.

(5)	In July 2005, we sold our temperature-controlled distribution operations in France and accordingly, the results of operations for 2005 are included in discontinued operations. Due to the sale and liquidation of the business, we recognized impairment charges of $13.1 million in the first quarter of 2005.

(6)	The annual distribution rate for 2006 is $1.60 per common share. The amount of the common share distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(7)	Our corporate distribution facilities services business (“CDFS business”) segment activities are discussed in note 11. In addition to the activities performed directly, we also invest in joint ventures that perform CDFS business activities and own operating properties in China, Europe and North America. We have a weighted average ownership interest of 50% in the CDFS joint ventures. See pages 12 and 18a for additional information regarding the industrial operating properties owned by and the industrial development activities of the CDFS joint ventures. We refer to these investees as our CDFS industrial joint ventures. In connection with the Catellus Merger, we acquired interests in several entities that engage in land and commercial development activities. In this Supplemental Information package, we present these entities along with the CDFS industrial joint ventures as CDFS joint ventures. In addition, we have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, commercial and hotel properties.

In the first quarter of 2006, we formed a new CDFS industrial joint venture in North America in which we contributed land for the future development of industrial properties, generating a gain of $5.5 million, after deferral. See note 12.

(8)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include direct expenses associated with our management of the property funds’ operations. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

Supplemental Information Page 8

ProLogis

First Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(9)	Rental income includes the following (in thousands):

	Three Months Ended
	March 31,
	2006	2005

Rental income	$180,478	$103,953
Rental expense recoveries	43,734	25,521
Straight-lined rents	8,821	1,729

	$233,033	$131,203

(10)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the three months ended March 31, 2006, we disposed of 31 properties to third parties, two of which were CDFS business assets.

The operations of the properties disposed of during 2006 and the aggregate net gains or losses recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of the 72 properties disposed of during 2005 (8 of which were CDFS business assets) are presented as discontinued operations in our Consolidated Statements of Earnings. As of March 31, 2006, we had 19 office properties and one hotel property that were classified as held for sale, and accordingly, the operations of these properties were included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheet. Interest expense represents interest directly attributable to these properties.

The operations that are presented as discontinued operations (other than the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended
	March 31,
	2006	2005

Rental income	$13,987	$5,720
Rental expenses	(6,709)	(1,785)
Depreciation and amortization	(2,275)	(1,859)
Interest expense	(634)	(115)

	$4,369	$1,961

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(11)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property and other land and commercial development activities. It is generally our intent to contribute the properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we (i) earn fees for development activities provided on behalf of customers or third parties, (ii) recognize interest income on notes receivable related to previous asset dispositions, (iii) recognize gains or losses on the disposition of land parcels when our development plans no longer include these parcels and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(12)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is determined based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed real estate assets rather than on the entity’s basis in the contributed real estate assets. If a loss is recognized when a property is contributed, the entire loss is recognized. See note 13 for the amount of cumulative gross proceeds that have not been recognized as of March 31, 2006.

Supplemental Information Page 8a

ProLogis
First Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

Gross proceeds deferred related to contributions during the three months ended March 31, 2006 and 2005 were $23.6 million and $11.3 million, respectively. See page 17. When a property that we originally contributed to a property fund is disposed of to a third party, we recognize the amount of the gain that we had previously deferred during the period that the disposition occurs, in addition to our proportionate share of the gain or loss recognized by the property fund. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that previously deferred proceeds are recognized to coincide with our new ownership interest in the property fund. We recognized previously deferred proceeds of $13.3 million for the three months ended March 31, 2006, including the amounts recognized from the liquidation of ProLogis North American Properties Funds II, III and IV. See note 14.

(13)	As of March 31, 2006, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 12.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties Fund	$117,467	$9,338	$126,805
ProLogis California LLC	5,338	26,129	31,467
ProLogis North American Properties Fund I	8,278	862	9,140
ProLogis North American Properties Fund V	24,169	2,865	27,034
ProLogis North American Properties Funds VI-X	2,764	—	2,764
ProLogis North American Industrial Fund	17,891	—	17,891
ProLogis Japan Properties Fund I	44,878	—	44,878
ProLogis Japan Properties Fund II	2,322	—	2,322
CDFS joint ventures	5,466	—	5,466

Totals	$228,573	$39,194	$267,767

(14)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “the Funds”) from our fund partner, an affiliate of Arcapita Bank B.S.C.(c) (“Arcapita”). On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund (“North American Industrial Fund”), which was finalized in February 2006. See note 20. In connection with these transactions, we recognized the following amounts in the respective line items, for the three months ended March 31, 2006 (in thousands):

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916

(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS income upon the initial contributions of the properties to the Funds. See note 12.

(b)	Represents an incentive return we earned due to certain return levels achieved by Arcapita upon the liquidation of the Funds.

(c)	Represents our proportionate share of the gain on liquidation recognized by the Funds on a depreciated basis (earnings) and on an undepreciated basis (FFO).
All of the above amounts are net of an aggregate deferred amount of $17.9 million, due to our 20% ownership interest in the North American Industrial Fund that purchased the assets.

Supplemental Information Page 8b

ProLogis
First Quarter 2006
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(15)	The following table presents the components of interest expense as presented in the Consolidated Statements of Earnings (in thousands). The increase in interest expense and capitalized interest is primarily the result of the Catellus Merger, which increased debt levels and our development activities.

	Three Months Ended
	March 31,
	2006	2005

Gross interest expense	$96,485	$47,563
(Premium) discount recognized, net	(3,224)	10
Amortization of deferred loan costs	998	1,360

Interest expense before capitalization	94,259	48,933
Less: capitalized amounts	(23,406)	(12,440)

Net interest expense	$70,853	$36,493

(16)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 4.

(17)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 4.

(18)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See note 12. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the property funds to reflect the gain on sale on an undepreciated basis for FFO. See note 14.

(19)	Other investments primarily include: (i) funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; (iv) costs incurred during the pre-construction phase related to future development projects; and (v) costs related to our corporate office buildings.

(20)	In February, 2006, we formed a new property fund, the North American Industrial Fund, with several institutional investors, which will primarily own recently developed industrial distribution properties in the United States and Canada. The North American Industrial Fund, in which we have a 20% ownership interest, is an open-end fund. See note 14 for further discussion about the initial contribution of assets to the North American Industrial Fund. In January 2006, we made the first contribution of assets to ProLogis Japan Properties Fund II, which was formed in late 2005.

Supplemental Information Page 8c

ProLogis
First Quarter 2006
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	First		ProLogis’
	Quarter 2006		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI

Direct owned properties (B)	$165,126	x	100.0%	x 4	$660,504

Property funds — North America (B)	$96,567	x	21.2%	x 4	$81,889

Property funds — Asia (B)	$24,754	x	20.0%	x 4	$19,803

			Actual
			First Quarter
			2006

Fee income (includes all property funds) (see page 10)			$16,610	x 4	$66,440
Gains on dispositions of CDFS business assets, net			$72,209	x 4	$288,836
Disposition proceeds not recognized in FFO, net of amounts recognized that have been previously deferred (see note 12)			$10,310	x 4	$41,240
Development management fees, interest and other CDFS income (C)			$12,500	x 4	$50,000
Incentive return (see note 14)			$21,958
FFO from the liquidation of the Funds (see note 14)			$27,916

Balance Sheet Items

			Balance at
			March 31,
			2006

Investment in ProLogis European Properties Fund (D)			$564,777

Discontinued operations — net assets held for sale			$211,587

Investments in unconsolidated investees other than property funds (see page 7):
CDFS joint ventures (industrial only)			$108,354
Other unconsolidated investees			167,677

Total investments in unconsolidated investees other than property funds			$276,031

Investments in land and development projects:
Development projects in process (see pages 6 and 18)			$1,041,465
Land held for development (see pages 6 and 7)			1,022,971

Total investments in land and development projects			$2,064,436

Other assets:
Cash and cash equivalents			$254,095
Deposits, prepaid assets and other tangible assets (E)			496,433
Accounts and other receivables (F)			110,010
Our share of other tangible assets of property funds (G)			43,677

Total other assets			$904,215

Liabilities and preferred equity:
Total liabilities (H)			$(7,983,179)
Our share of third party debt of property funds (see page 11) (G)			(765,484)
Our share of other third party liabilities of property funds (G)			(42,505)

Total liabilities			(8,791,168)
Preferred shares			(350,000)

Total liabilities and preferred equity			$(9,141,168)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it will involve estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on page 9a.

Supplemental Information Page 9

ProLogis
First Quarter 2006
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to page 9.
COMMENTS
(A)	The components of Net Asset Value provided on page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties Fund, for the three months ended March 31, 2006 follows (amounts in thousands). Our investment in ProLogis European Properties Fund is subject to periodic third party valuations (see comment D) therefore, a separate calculation using pro forma NOI is not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see pages 2 and 10)	$233,033	$20,024	$10,743	$39,150	$30,126	$4,791	$5,460	$22,498	$2,399
Straight-lined rents (b)	(8,821)	(405)	(66)	(599)	(663)	(285)	(170)	(153)	—
Net termination fees (c)	(1,223)	(48)	8	—	—	—	—	—	—

Adjusted rental income	222,989	19,571	10,685	38,551	29,463	4,506	5,290	22,345	2,399

Rental expenses (see pages 2 and 10)	(64,171)	(3,744)	(2,140)	(7,383)	(7,832)	(899)	(1,315)	(2,630)	—
Certain fees paid to ProLogis (d)	—	166	114	366	291	57	66	—	—

Adjusted rental expenses	(64,171)	(3,578)	(2,026)	(7,017)	(7,541)	(842)	(1,249)	(2,630)	—

Adjusted NOI	158,818	15,993	8,659	31,534	21,922	3,664	4,041	19,715	2,399
Other adjustments (e) (f)	6,308	—	—	1,741	—	—	9,013	—	2,640

Pro forma NOI	$165,126	$15,993	$8,659	$33,275	$21,922	$3,664	$13,054	$19,715	$5,039

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, adjusted to exclude straight-lined rents (see (b) below) and net termination fees (see (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents are removed from rental income computed under GAAP to allow for the calculation of a cash yield, which is common in Net Asset Value calculations.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2006.

(f)	For ProLogis, ProLogis North American Properties Fund V, ProLogis North American Industrial Fund and ProLogis Japan Properties Fund II, NOI is adjusted to reflect a full period of operations for the properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See page 16.
(C)	Amount includes: (i) development management and other income, (ii) interest income on long-term notes receivable and (iii) FFO from non-industrial CDFS joint ventures.

(D)	At March 31, 2006, the Net Asset Value of our investment in ProLogis European Properties Fund was as follows (in thousands, except per unit amounts):

Number of equity units held by ProLogis on March 31, 2006	37,914
Net Asset Value per unit at December 31, 2005 in euros (g)	12.12

Total Net Asset Value at March 31, 2006 in euros	459,518
Euro to U.S. dollar exchange rate at March 31, 2006	1.2104

Total Net Asset Value at March 31, 2006 in U.S. dollars	$556,201
Add our share of FFO since December 31, 2005 (h)	10,382
Less dividends received since December 31, 2005	(9,054)
Net amounts owed to ProLogis	7,248

$564,777

(g)	Based on an independent third party valuation as of December 31, 2005.

(h)	Represents our share of FFO of ProLogis European Properties Fund since the last net asset valuation (December 31, 2005) excluding management fee income which is paid to ProLogis on a current basis. See page 10.
(E)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate — other investments.

(F)	Excludes receivables associated with our CDFS business segment.

(G)	Excludes ProLogis European Properties Fund. See comment C.

(H)	Excludes the liabilities attributable to discontinued operations — assets held for sale.

Supplemental Information Page 9a

ProLogis
First Quarter 2006
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Fund	LLC	Fund I	Funds II - IV (A)	Fund V	Funds VI - X	Fund XI	Fund XII (B)	Fund (A)	Fund I	Fund II (C)	Total
	For the Three Months Ended March 31, 2006
EBITDA, FFO and net earnings of each property fund (in dollars):
Rental income	97,683	20,024	10,743	690	39,150	30,126	4,791	—	5,460	22,498	2,399	233,564
Rental expenses:
Property management fees paid to us (D)	(738)	(676)	(324)	—	(1,167)	(982)	(191)	—	(184)	—	—	(4,262)
Other	(15,283)	(3,068)	(1,816)	(47)	(6,216)	(6,850)	(708)	—	(1,131)	(2,630)	—	(37,749)

Total rental expenses	(16,021)	(3,744)	(2,140)	(47)	(7,383)	(7,832)	(899)	—	(1,315)	(2,630)	—	(42,011)

Net operating income from properties	81,662	16,280	8,603	643	31,767	22,294	3,892	—	4,145	19,868	2,399	191,553

Other income (expense)	3,332	16	(57)	(34)	568	90	(166)	—	21	(318)	(111)	3,341
Gains on liquidation of funds	—	—	—	139,571	—	—	—	—	—	—	—	139,571
Asset management and other fees paid to us (D)	(6,661)	—	(163)	—	(115)	(753)	(119)	—	(1)	(1,284)	(123)	(9,219)

EBITDA of the property fund	78,333	16,296	8,383	140,180	32,220	21,631	3,607	—	4,165	18,266	2,165	325,246

Current income tax and other (expense) benefit	(2,232)	(3)	—	—	(245)	(10)	—	—	(2)	—	—	(2,492)
Gain on disposition of CDFS business assets	—	—	—	—	40	—	—	—	—	—	—	40
Third party interest expense	(26,663)	(5,634)	(4,618)	(314)	(12,039)	(12,610)	(824)	—	(2,040)	(3,380)	(371)	(68,493)

FFO of the property fund	49,438	10,659	3,765	139,866	19,976	9,011	2,783	—	2,123	14,886	1,794	254,301

Real estate related depreciation and amortization	(17,526)	(5,179)	(2,663)	(170)	(9,064)	(9,984)	(1,823)	—	(1,075)	(3,951)	(1,116)	(52,551)
Depreciation adjustments on liquidation of funds	—	—	—	45,987	—	—	—	—	—	—	—	45,987
Gains on other dispositions, net	518	—	—	—	—	—	—	—	—	—	—	518
Foreign currency exchange gains, net	10,671	—	—	—	—	—	—	—	—	—	—	10,671
Deferred income tax benefit	7,558	—	—	—	—	—	—	—	—	—	—	7,558

Net earnings of the property fund	50,659	5,480	1,102	185,683	10,912	(973)	960	—	1,048	10,935	678	266,484

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
(in dollars, except percentages)

Our average ownership interest for the period (E)	21.0%	50.0%	41.3%	20.0%	11.3%	20.0%	20.0%		20.0%	20.0%	20.0%	21.1%

Our share of the property fund’s EBITDA	16,450	8,148	3,462	28,036	3,641	4,326	721	—	833	3,653	433	69,703
Fees paid to us (F)	7,399	959	577	22,110	2,427	1,867	342	—	347	1,284	1,256	38,568
Other (G)	—	(113)	(37)	(12)	(41)	(9)	—	—	—	234	16	38

EBITDA recognized by us	23,849	8,994	4,002	50,134	6,027	6,184	1,063	—	1,180	5,171	1,705	108,309

Our share of the property fund’s FFO	10,382	5,330	1,555	27,973	2,257	1,802	557	—	425	2,977	359	53,617
Fees paid to us (F)	7,399	959	577	22,110	2,427	1,867	342	—	347	1,284	1,256	38,568
Other (G)	—	(2)	(38)	(46)	199	(47)	—	—	(2)	234	16	314

FFO recognized by us	17,781	6,287	2,094	50,037	4,883	3,622	899	—	770	4,495	1,631	92,499

Our share of the property fund’s net earnings	10,638	2,740	455	37,137	1,233	(195)	192	—	210	2,187	136	54,733
Fees paid to us (F)	7,399	959	577	22,110	2,427	1,867	342	—	347	1,284	1,256	38,568
Other (G)	561	276	50	36	368	(18)	—	—	(2)	417	24	1,712

Net earnings recognized by us	18,598	3,975	1,082	59,283	4,028	1,654	534	—	555	3,888	1,416	95,013

	For the Three Months Ended March 31, 2005 (in dollars)
EBITDA recognized by us	22,345	8,927	4,008	3,723	5,919	6,232	1,131	1,201	—	3,490	—	56,976

FFO recognized by us	15,332	5,881	2,119	2,262	4,796	3,637	973	990	—	3,071	—	39,061

Net earnings recognized by us	12,114	3,665	1,140	1,667	3,963	1,902	593	572	—	2,682	—	28,298

See our Consolidated Statements of Earnings on page 2, Consolidated Statements of FFO on page 3, the Reconciliations of Net Earnings to FFO on page 4 and the Reconciliations of Net Earnings to EBITDA on page 5. Our definition of FFO is presented on pages 3a and 3b and our definition of EBITDA is presented on page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. The amounts presented here are net of the deferral due to our continuing ownership interest in the properties. See note 14 for more detail and a description of the amounts recognized.

(B)	On September 30, 2005, we purchased the remaining 80% interest in ProLogis North American Properties Fund XII and the operating properties of the property fund are now reported as direct owned properties.

(C)	The ProLogis Japan Properties Fund II was formed in 2005 and made its first acquisition in January 2006.

(D)	These fees are paid to us on a current basis.

(E)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(F)	In addition to the property and asset management fees earned by us and expensed by the property funds, or in the case of the North American Industrial Fund paid directly by the third party investors, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(G)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property and adjustments necessary to reflect the gain on sale recognized by a property fund on the sale of a property on an undepreciated basis for FFO and EBITDA. See comment F and note 12.

Supplemental Information Page 10

ProLogis
First Quarter 2006
Unaudited Financial Results
Property Funds — Balance Sheets as of March 31, 2006
(in thousands, except percentages)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	Properties	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Fund	LLC	Fund I	Fund V	Funds VI -X	Fund XI	Fund (A)	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$4,144,705	$692,607	$378,987	$1,494,970	$1,499,514	$229,619	$754,545	$1,192,070	$301,555	$10,688,572

Other assets, net of other liabilities	$13,955	$13,896	$6,443	$(10,924)	$37,986	$11,157	$33,324	$(30,312)	$(84,659)	$(9,134)

Total assets, before depreciation, net of other liabilities	$4,158,660	$706,503	$385,430	$1,484,046	$1,537,500	$240,776	$787,869	$1,161,758	$216,896	$10,679,438

Third party debt	$2,082,907	$328,713	$242,304	$755,650	$906,120	$66,548	$475,412	$535,441	$98,589	$5,491,684

Our ownership interest (B)	21.2%	50.0%	41.3%	11.2%	20.0%	20.0%	20.0%	20.0%	20.0%	22.0%

Our Share of the Property Funds’ Balances:

Our balance sheet investment (see page 7)	$287,456	$114,549	$33,159	$56,190	$118,949	$32,188	$69,139	$94,447	$20,129	$826,206
Add (deduct):
Our share of third party debt	441,576	164,357	100,072	84,633	181,224	13,310	95,082	107,088	19,718	1,207,060
Our share of depreciation and amortization	62,983	45,532	20,660	7,217	9,940	2,169	181	3,647	209	152,538
Gross proceeds not recognized on a cumulative basis (before amortization) (see note 13)	126,805	31,467	9,140	27,034	2,764	—	17,891	44,878	2,322	262,301
Other (C)	(37,184)	(2,653)	(3,848)	(8,861)	(5,377)	488	(24,719)	(17,708)	1,001	(98,861)

Our share of total assets, before depreciation, net of other liabilities	$881,636	$353,252	$159,183	$166,213	$307,500	$48,155	$157,574	$232,352	$43,379	$2,349,244

COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. See note 14 for more detail and a description of the amounts recognized.

(B)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(C)	Generally consists of: (i) advances to the property fund; (ii) additional basis in the investments that have been recorded directly by us; (iii) adjustments necessary to reflect our share of the equity of the property fund based on our ownership at the time the earnings were recognized for those property funds (applicable when our ownership has varied over time); and (iv) our proportionate share of the accumulated other comprehensive income of ProLogis European Properties Fund (cumulative foreign currency translation adjustments and hedge accounting adjustments) and ProLogis Japan Properties Funds I and II (cumulative foreign currency translation adjustments).

Supplemental Information Page 11

ProLogis
First Quarter 2006
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	161,356	$7,512,867	94.71%	93.76%
Europe	5,268	359,084	84.80%	73.23%
Asia	2,096	176,574	94.72%	99.79%

Total Direct Investment — Stabilized	168,720	8,048,525	94.40%	93.00%

CDFS Joint Ventures (C):
North America	811	19,433	100.00%	—
Asia	2,000	66,223	89.33%	89.32%

Total CDFS joint ventures	2,811	85,656	92.41%	89.32%

Property Funds (C):
ProLogis California LLC	14,211	692,607	99.33%	97.10%
ProLogis North American Properties Fund I	9,406	378,987	96.47%	93.89%
ProLogis North American Properties Fund V	35,582	1,494,970	97.70%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,499,514	87.87%	90.82%
ProLogis North American Properties Fund XI	4,315	229,619	95.50%	97.96%
ProLogis North American Industrial Fund (D)	12,194	754,545	96.36%	—
ProLogis European Properties Fund	55,907	4,144,705	97.23%	96.34%
ProLogis Japan Properties Fund I	7,222	1,192,070	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	2,635	301,555	100.00%	—

Total Property Funds	166,869	10,688,572	96.10%	96.11%

Total Industrial Stabilized Portfolio	338,400	$18,822,753	95.22%	94.49%
Total Retail Stabilized Portfolio	977	266,934	98.99%	99.52%

Total Stabilized Portfolio	339,377	$19,089,687	95.23%	94.52%

Total Operating Portfolio (E):
Industrial Portfolio:
Direct Investment:
North America	173,935	$8,068,252	90.18%	89.71%
Europe	10,553	674,436	55.97%	55.76%
Asia	2,958	276,604	96.26%	84.83%

Total Direct Investment — Total Portfolio	187,446	9,019,292	88.35%	87.72%

CDFS Joint Ventures (C):
North America	1,312	33,660	61.82%	100.00%
Asia	3,002	92,365	74.88%	79.78%

Total CDFS joint ventures	4,314	126,025	70.91%	84.78%

Property Funds (C):
ProLogis California LLC	14,211	692,607	99.33%	97.10%
ProLogis North American Properties Fund I	9,406	378,987	96.47%	93.89%
ProLogis North American Properties Fund V	35,582	1,494,970	97.70%	98.61%
ProLogis North American Properties Fund VI-X	25,397	1,499,514	87.87%	90.82%
ProLogis North American Properties Fund XI	4,315	229,619	95.50%	97.96%
ProLogis North American Industrial Fund (D)	12,194	754,545	96.36%	—
ProLogis European Properties Fund	55,907	4,144,705	97.23%	96.34%
ProLogis Japan Properties Fund I	7,222	1,192,070	100.00%	100.00%
ProLogis Japan Properties Fund II (D)	2,635	301,555	100.00%	—

Total Property Funds	166,869	10,688,572	96.10%	96.11%

Total Industrial Portfolio	358,629	$19,833,889	91.75%	91.54%
Total Retail Portfolio	1,074	282,897	92.86%	92.17%

Total Operating Portfolio	359,703	$20,116,786	91.75%	91.50%

COMMENTS
(A)	At December 31, 2005, the stabilized portfolio consisted of 329,242 square feet and the total operating portfolio consisted of 351,491 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the CDFS joint venture’s/property fund’s basis in the real estate.

(D)	We made the initial contribution to these funds during the first quarter of 2006. See note 20.

(E)	The total operating portfolio consists of both stabilized properties and prestabilized properties.

Supplemental Information Page 12

ProLogis
First Quarter 2006
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2006	2005 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Industrial operating properties	150,124	$7,052,525	94.57%	93.96%
Retail operating properties	977	266,934	98.99%	99.52%
CDFS properties — repositioned acquisitions	3,893	145,047	100.00%	90.35%
CDFS properties — completed developments	7,339	315,295	94.83%	90.99%

Total Direct Investment — North America	162,333	7,779,801	94.73%	93.82%

CDFS joint ventures (C)	811	19,433	100.00%	—
Property Funds (C)	101,105	5,050,242	95.09%	95.69%

Total North America Stabilized Portfolio	264,249	12,849,476	94.89%	94.53%

Europe:
Direct Investment
Operating properties	838	34,108	100.00%	100.00%
CDFS properties — repositioned acquisitions	727	33,508	100.00%	69.30%
CDFS properties — completed developments	3,703	291,468	78.37%	69.27%

Total Direct Investment — Europe	5,268	359,084	84.80%	73.23%

Property Fund (C)	55,907	4,144,705	97.23%	96.34%

Total Europe Stabilized Portfolio	61,175	4,503,789	96.16%	93.85%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	419	32,637	100.00%	100.00%
CDFS properties — completed developments	1,677	143,937	93.40%	99.76%

Total Direct Investment — Asia	2,096	176,574	94.72%	99.79%

CDFS joint ventures (C)	2,000	66,223	89.33%	89.32%
Property Funds (C)	9,857	1,493,625	100.00%	100.00%

Total Asia Stabilized Portfolio	13,953	1,736,422	97.68%	98.00%

Total Stabilized Portfolio	339,377	$19,089,687	95.23%	94.52%

Operating Portfolio (E):
North America:
Total North America Stabilized Properties	264,249	$12,849,476	94.89%	94.53%
Prestabilized Properties
Industrial operating properties	3,267	203,824	70.46%	76.76%
Retail operating properties	97	15,963	31.40%	74.97%
CDFS properties — repositioned acquisitions	2,241	92,865	35.48%	10.02%
CDFS properties — completed developments	7,071	258,696	13.31%	25.07%
CDFS joint ventures (C)	501	14,227	0.00%	100.00%

Total Prestabilized Properties — North America	13,177	585,575	30.88%	51.08%

Total North America Operating Portfolio	277,426	13,435,051	91.85%	91.85%

Europe:
Total Europe Stabilized Properties	61,175	4,503,789	96.16%	93.85%
Prestabilized Properties
CDFS properties — repositioned acquisitions	547	29,731	46.98%	50.00%
CDFS properties — completed developments	4,738	285,621	24.96%	26.71%

Total Prestabilized Properties — Europe	5,285	315,352	27.24%	28.08%

Total Europe Operating Portfolio	66,460	4,819,141	90.68%	89.68%

Asia:
Total Asia Stabilized Properties	13,953	1,736,422	97.68%	98.00%
Prestabilized Properties
CDFS properties — completed developments	862	100,030	100.00%	55.44%
CDFS joint ventures (C)	1,002	26,142	46.06%	47.84%

Total Prestabilized Properties — Asia	1,864	126,172	71.00%	51.65%

Total Asia Operating Portfolio	15,817	1,862,594	94.53%	93.35%

Total Operating Portfolio	359,703	$20,116,786	91.75%	91.50%

Comments are on page 12.

Supplemental Information Page 12a

ProLogis
First Quarter 2006
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	25,315	$103,879	14.77%
2007	22,012	92,346	13.13%
2008	26,024	110,719	15.74%
2009	21,964	91,002	12.94%
2010	18,777	82,535	11.74%
2011	15,939	67,502	9.60%
2012	9,752	45,800	6.51%
2013	5,237	23,258	3.31%
2014	6,474	29,282	4.16%
2015	3,506	19,292	2.74%
2016	5,558	18,630	2.65%
Thereafter	2,078	18,989	2.71%

Totals	162,636	$703,234	100.00%

Property Funds and CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2006 (C)	13,939	$59,785	6.58%
2007	16,667	77,860	8.57%
2008	17,587	83,015	9.13%
2009	20,139	99,544	10.95%
2010	16,092	88,686	9.76%
2011	16,878	81,086	8.92%
2012	10,683	61,824	6.80%
2013	9,027	50,207	5.52%
2014	9,725	57,575	6.34%
2015	11,370	87,291	9.60%
2016	9,271	53,217	5.86%
Thereafter	10,833	108,733	11.97%

Totals	162,211	$908,823	100.00%

COMMENTS
(A)	Includes the industrial operating portfolio. Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of March 31, 2006, the weighted average base rent per square foot was $4.16 (direct investment) and $5.33 (property funds and CDFS industrial joint ventures).

(C)	Includes amounts leased on a month-to-month basis of 3,713 square feet (direct investment) and 1,796 square feet (property funds and CDFS joint ventures).
Supplemental Information Page 13

ProLogis
First Quarter 2006
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

Percentage of
Annualized	Number
Rank	Customer Name	Base Rent (C)	of Leases

1	Deutsche Post AG (DHL)	3.00%	74
2	TPG N.V. (TNT Automotive)	1.56%	17
3	Home Depot, Inc.	1.44%	16
4	Nippon Express Group	1.28%	16
5	Unilever	1.28%	7
6	NYK Line (Nippon Yusen Kaisha)	1.26%	15
7	NOL Group (Neptune Orient Lines)	1.10%	16
8	Sears Roebuck and Co.	0.87%	14
9	Geodis	0.85%	13
10	Altria Group, Inc. (Kraft)	0.83%	9
11	ID Logistics France	0.78%	10
12	Sanyo Electric, Ltd.	0.77%	5
13	Procter & Gamble	0.73%	10
14	Shinkai TS Corp.	0.59%	3
15	Kuehne & Nagel	0.59%	11
16	FedEx Corporation	0.55%	17
17	Renown Incorporated	0.54%	1
18	PSA (Peugeot)	0.53%	9
19	Amazon.com, Inc.	0.53%	3
20	PepsiCo	0.53%	13
21	Senko Co.	0.52%	2
22	ND Logistics	0.51%	6
23	Hitachi, Ltd.	0.50%	4
24	Royal Ahold (Koninklijke Ahold NV)	0.49%	6
25	Ford Motor Company	0.49%	7

Total	22.12%	(D)	304

COMMENTS
(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and CDFS industrial joint ventures.

(B)	As of March 31, 2006, we (including property funds and CDFS industrial joint ventures) had 326 Focus 500 Customers (targeted users of distribution space). These customers lease (in thousands) 178,350 square feet of distribution space representing 49.7% of the total industrial operating portfolio as of March 31, 2006.

(C)	Percentage is based on the annualized collected base rents as of March 31, 2006.

(D)	When considering only our direct investment properties, the top 25 customers represented 18.52% of our total annualized collected base rents as of March 31, 2006.
Supplemental Information Page 13a

ProLogis
First Quarter 2006
Unaudited Financial Results
Leasing Activity (A)

Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
		(in thousands)	(in thousands)		(in thousands)

First Quarter	507	31,017	24,459	$1.04	21,254	-0.4%	73.4%
Actual Capital Expenditures
For the Three Months Ended March 31, 2006
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage for	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	the Period	Expenditures

ProLogis	$4,460	$12,488	$5,919	$22,867	100.0%	$22,867
ProLogis European Properties Fund	273	1,226	—	1,499	21.0%	315
ProLogis California LLC	287	772	958	2,017	50.0%	1,009
ProLogis North American Properties Fund I	229	100	282	611	41.3%	252
ProLogis North American Properties Fund V	306	404	1,163	1,873	11.3%	212
ProLogis North American Properties Fund VI-X	1,480	860	936	3,276	20.0%	655
ProLogis North American Properties Fund XI	76	276	115	467	20.0%	93

	$7,111	$16,126	$9,373	$32,610		$25,403

COMMENTS
(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and CDFS industrial joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
First Quarter 2006
Unaudited Financial Results
Same Store Analysis (A)

Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)
(in thousands)
First Quarter	274,361	+4.06%	+5.41%	+3.69%	+4.04%	+3.97%	-1.10%

COMMENTS (in thousands)
(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $798 and $5,586 for the three months ended March 31, 2006 and 2005, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $3,560 and $4,352 for the three months ended March 31, 2006 and 2005, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 15

ProLogis
First Quarter 2006
Unaudited Financial Results
Acquisitions and Dispositions(A)
(in thousands, except for percentages)

Three Months
Ended
March 31,
2006

Acquisitions From Third Parties:
Operating Properties Acquired into property operations segment:
Square feet	55
Total expected investment of assets acquired ($)	5,747
Percentage leased at period end	100.00%

Operating Properties Acquired into CDFS business segment:
Square feet	1,469
Total expected investment of assets acquired ($)	105,989
Percentage leased at period end	83.78%

Operating Properties Acquired by property funds:
Square feet	992
Total expected investment of assets acquired ($)	239,655
Percentage leased at period end	100.00%

Dispositions:
Direct Dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	3,430
Net sales proceeds ($)	262,920

Dispositions to Third Parties:
Square feet	205
Net sales proceeds ($)	47,765

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	—
Net sales proceeds ($)	—

Dispositions to Third Parties:
Square feet	—
Net sales proceeds ($)	—

Land dispositions:
Net sales proceeds ($)	52,866

Total CDFS assets (see page 17):
Square feet	3,635
Net sales proceeds ($)	363,551

Percentage of CDFS proceeds generated by contributions to property funds	72.3%

Non-CDFS assets:
Contributions to property funds:
Square feet	1,403
Net sales proceeds ($)	49,656

Dispositions to Third Parties:
Square feet	1,986
Net sales proceeds ($)	137,747

Total all dispositions:
Square feet	7,024
Net sales proceeds ($)	550,954

Direct Dispositions by property funds:
Square feet	42
Net sales proceeds ($)	10,180
COMMENT
(A)	Amounts do not include the acquisition of the 80% ownership interest of ProLogis North American Properties Funds II, III, and IV and the contribution of assets to ProLogis North American Industrial Fund. See note 14.
Supplemental Information Page 16

ProLogis
First Quarter 2006
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

Three Months
Ended
March 31,
2006

Square feet of leases signed on CDFS properties (A)	6,010
Square feet of leases signed on CDFS properties to repeat customers	3,041

Percentage to repeat customers	50.6%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three Months
	Ended	Percentage
	March 31,	of Total
	2006	Proceeds

North America:
Atlanta, Georgia	$3,112	0.86%
Cincinnati, Ohio	21,479	5.91%
Denver, Colorado	38,703	10.65%
Juarez, Mexico	3,224	0.89%
Reynosa, Mexico	7,387	2.03%
San Antonio, Texas	10,390	2.86%
Toronto, Canada	4,296	1.18%

	88,591	24.38%

Europe:
Italy (Milan)	15,432	4.24%
Poland (South)	41,532	11.42%
Poland (West)	10,639	2.93%
Czech Republic (Prague)	12,294	3.38%
Spain (Madrid)	49,107	13.51%
United Kingdom (London and Southeast)	47,765	13.14%
United Kingdom (West Midlands)	34,654	9.53%

	211,423	58.15%

Asia:
Japan (Tokyo)	63,537	17.47%

	63,537	17.47%

Net sales proceeds on transactions before deferrals and recapture	363,551	100.00%

Less: amounts not recognized (B)	(23,608)
Add: deferred proceeds recapture (C)	13,298

Total CDFS disposition proceeds	$353,241

COMMENTS
(A)	Represents leases of unleased space in completed industrial distribution developments or repositioned acquisitions signed during the period, including CDFS industrial joint ventures.

(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 12 and 13.

(C)	We recognized previously deferred proceeds related to the acquisition and subsequent contribution of the assets of ProLogis North American Properties Funds II-IV (see note 14) and the sale of assets to third parties by certain property funds.
Supplemental Information Page 17

ProLogis
First Quarter 2006
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	March 31, 2006
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions	6,134	$237,913	76.43%
CDFS properties — completed developments	14,410	573,991	54.83%

Total CDFS Operating Properties — North America	20,544	811,904	61.28%

Europe:
CDFS properties — repositioned acquisitions	1,274	63,238	77.24%
CDFS properties — completed developments	8,441	577,089	48.39%

Total CDFS Operating Properties — Europe	9,715	640,327	52.17%

Asia:
CDFS properties — repositioned acquisitions	419	32,637	100.00%
CDFS properties — completed developments	2,539	243,967	95.64%

Total CDFS Operating Properties — Asia	2,958	276,604	96.26%

Total Acquired and Developed Properties (see page 12a)	33,217	1,728,835	61.73%

Properties Under Development — Direct Owned (B):
North America	7,670	373,252	25.73%
Europe	10,451	814,925	25.36%
Asia	9,591	1,005,550	42.77%

Total Properties Under Development (see page 18)	27,712	2,193,727	31.49%

Total CDFS Asset Pipeline — Direct Owned	60,929	$3,922,562	47.98%

Completed Properties — CDFS Joint Ventures (C):
North America	1,312	$16,830	61.82%
Asia	3,002	46,182	74.88%

Total Completed Properties — CDFS Joint Ventures	4,314	$63,012	70.91%

Properties Under Development — CDFS Joint Ventures (C):
Asia	1,394	21,599	51.86%

Total Properties Under Development — CDFS Joint Ventures (see page 18a)	1,394	$21,599	51.86%

Total CDFS Asset Pipeline — CDFS Joint Ventures	5,708	$84,611	66.26%

Total CDFS Asset Pipeline (D)	66,637	$4,007,173	49.55%

CDFS Assets By Geographic Area (B)

	March 31, 2006
	Square
	Feet	Investment (A)	Leased

North America	29,526	$1,201,986	52.06%
Europe	20,166	1,455,252	38.28%
Asia	16,945	1,349,935	58.54%

Total CDFS Asset Pipeline (D)	66,637	$4,007,173	49.55%

COMMENTS
(A)	For operating properties represents current investment; for properties under development represents total expected investment.

(B)	Includes only industrial properties.

(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.

(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
First Quarter 2006
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	March 31,	December 31,	September 30,	June 30,
	2006	2005	2005	2005

Development Starts:
North America:
Square feet	1,718	272	2,495	4,342
Total expected investment ($)	122,295	17,068	82,567	183,136
Cost per square foot ($)	71.18	62.75	33.09	42.18
Europe:
Square feet	5,332	1,798	2,047	5,311
Total expected investment ($)	327,867	108,061	154,413	459,954
Cost per square foot ($)	61.49	60.10	75.43	86.60
Asia:
Square feet	4,302	3,066	430	688
Total expected investment ($)	437,260	239,597	11,226	70,769
Cost per square foot ($)	101.63	78.15	26.11	102.86
Total:
Square feet	11,352	5,136	4,972	10,341
Total expected investment ($)	887,422	364,726	248,206	713,859
Cost per square foot ($)	78.17	71.01	49.92	69.03

Development Completions:
North America:
Square feet	2,936	3,756	3,380	2,918
Total expected investment ($)	117,177	144,573	161,228	96,824
Cost per square foot ($)	39.91	38.49	47.70	33.18
Leased percentage at completion (B)	48.32%	34.78%	29.54%	49.67%
Leased percentage as of 03/31/06		34.78%	69.32%	67.13%
Europe:
Square feet	1,931	3,770	1,915	3,213
Total expected investment ($)	134,060	241,238	113,748	248,978
Cost per square foot ($)	69.43	63.99	59.40	77.49
Leased percentage at completion (B)	27.19%	59.14%	53.29%	74.39%
Leased percentage as of 03/31/06		70.98%	76.46%	81.00%
Asia:
Square feet	1,626	163	634	1,552
Total expected investment ($)	210,395	5,247	54,304	185,136
Cost per square foot ($)	129.39	32.19	85.65	119.29
Leased percentage at completion (B)	100.00%	0.00%	100.00%	86.71%
Leased percentage as of 03/31/06		100.0%	100.00%	99.84%
Total:
Square feet	6,493	7,689	5,929	7,683
Total expected investment ($)	461,632	391,058	329,280	530,938
Cost per square foot ($)	71.10	50.86	55.54	69.11
Leased percentage at completion (B)	54.98%	45.91%	44.74%	67.49%
Leased percentage as of 03/31/06		53.87%	75.14%	79.48%

Under Development as of End of Period:
North America:
Square feet	7,670	8,886	12,460	10,679
Total expected investment ($)	373,252	362,995	495,900	471,031
Cost per square foot ($)	48.66	40.85	39.80	44.11
Leased percentage as of 03/31/06	25.73%
Europe:
Square feet	10,451	7,447	9,848	9,452
Total expected investment ($)	814,925	622,571	822,876	750,096
Cost per square foot ($)	77.98	83.60	83.56	79.36
Leased percentage as of 03/31/06	25.36%
Asia:
Square feet	9,591	6,914	4,125	4,118
Total expected investment ($)	1,005,550	776,650	542,278	585,355
Cost per square foot ($)	104.84	112.33	131.46	142.15
Leased percentage as of 03/31/06	42.77%
Total:
Square feet	27,712	23,247	26,433	24,249
Total expected investment ($)	2,193,727	1,762,216	1,861,054	1,806,482
Cost per square foot ($)	79.17	75.80	70.41	74.50
Leased percentage as of 03/31/06	31.49%

Construction in Progress (C):
North America ($)	202,675	196,805	214,048	202,653
Europe ($)	416,054	348,253	428,806	322,028
Asia ($)	422,736	339,287	226,848	223,661

Total Construction in Progress ($)	1,041,465	884,345	869,702	748,342

COMMENTS
(A)	Includes a retail development that was started during the first quarter of 2006, which aggregates 201,192 square feet and has a total expected investment of $58.9 million.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18

ProLogis
First Quarter 2006
Unaudited Financial Results
Development Summary — CDFS Industrial Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	March 31,	December 31,	September 30,	June 30,
	2006	2005	2005	2005

Development Starts:
North America (B):
Square feet	—	—	—	501
Total expected investment ($)	—	—	—	16,612
Cost per square foot ($)	—	—	—	33.16
Asia (C):
Square feet	—	—	1,925	—
Total expected investment ($)	—	—	60,430	—
Cost per square foot ($)	—	—	31.39	—
Total:
Square feet	—	—	1,925	501
Total expected investment ($)	—	—	60,430	16,612
Cost per square foot ($)	—	—	31.39	33.16

Development Completions:
North America (B):
Square feet	501	—	811	—
Total expected investment ($)	16,612	—	22,730	—
Cost per square foot ($)	33.15	—	28.03	—
Leased percentage at completion (D)	0.00%	—	0.00%	—
Leased percentage as of 03/31/06		—	100.00%	—
Asia (C):
Square feet	531	—	677	183
Total expected investment ($)	17,232	—	18,583	7,772
Cost per square foot ($)	32.47	—	27.45	42.47
Leased percentage at completion (D)	50.00%	—	59.69%	27.92%
Leased percentage as of 03/31/06		—	72.73%	50.00%
Total:
Square feet	1,032	—	1,488	183
Total expected investment ($)	33,844	—	41,313	7,772
Cost per square foot ($)	32.80	—	27.76	42.47
Leased percentage at completion (D)	25.72%	—	27.14%	27.92%
Leased percentage as of 03/31/06		—	87.60%	50.00%

Under Development as of End of Period:
North America (B):
Square feet	—	501	501	1,312
Total expected investment ($)	—	16,612	16,612	39,342
Cost per square foot ($)	—	33.16	33.16	29.99
Leased percentage as of 03/31/06
Asia (C):
Square feet	1,394	1,925	1,925	674
Total expected investment ($)	43,198	60,430	60,430	18,214
Cost per square foot ($)	30.99	31.39	31.39	27.02
Leased percentage as of 03/31/06	51.86%
Total:
Square feet	1,394	2,426	2,426	1,986
Total expected investment ($)	43,198	77,042	77,042	57,556
Cost per square foot ($)	30.99	31.76	31.76	28.98
Leased percentage as of 03/31/06	51.86%
COMMENTS
(A)	Includes only industrial properties owned by CDFS joint ventures.

(B)	Represents 100% of the development activity of our CDFS industrial joint ventures operating in North America, in which we have an average ownership interest of 50%.

(C)	Represents 100% of the activity in our CDFS industrial joint ventures operating in China, in which we have a weighted average ownership interest of 50%.

(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18a

ProLogis
First Quarter 2006
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of March 31, 2006

			Principal Maturities
			of Direct Debt
			(senior notes and fixed rate
Principal Outstanding - Direct Debt			secured debt)

Direct Debt:
Senior notes:
7.05% Notes due 2006	$250,000		2006	$324,312
7.25% Notes due 2007	135,000		2007	367,445
7.95% Notes due 2008	75,000		2008	753,703
7.10% Notes due 2008	250,000		2009	122,245
8.72% Notes due 2009	56,250		2010	558,948
7.875% Notes due 2009	37,500		2011	470,764
7.30% Notes due 2009	25,000		2012	698,275
5.25% Notes due 2010	500,000		2013	407,855
4.375% Euro Notes due 2011	421,925		2014	49,131
5.50% Notes due 2012 (A)	450,000		2015	555,361
5.50% Notes due 2013	300,000		Thereafter	851,887
7.81% Notes due 2015	100,000		Add: premium, net	66,507

9.34% Notes due 2015	50,000			$5,226,433

5.625% Notes due 2015	400,000
8.65% Notes due 2016	50,000
5.75% Notes due 2016 (A)	400,000
7.625% Notes due 2017	100,000
Less: discount	(11,538)

Total senior notes	3,589,137

Fixed rate secured debt	1,637,296
Assessment bonds	34,417

	1,671,713	(B)

Subtotal	5,260,850

Lines of credit (see page 20)	1,835,643

Total direct debt	7,096,493

Our share of third party debt of unconsolidated investees:
Property funds (see page 11)	1,207,060
CDFS joint ventures	20,337
Other unconsolidated investees	45,700

	1,273,097

Total	$8,369,590

Market Capitalization as of March 31, 2006

		Market
	Shares	Price at
	or Equivalents	March 31,	Market Value
	Outstanding	2006	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$56.00	$112,000
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.00	125,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.00	125,000

	12,000		362,000

Common Shares	244,817	$53.50	13,097,710
Convertible limited partnership units (5,281 units)	5,282	$53.50	282,587

	250,099		13,380,297

Total equity			13,742,297
Total debt (including our share of third party debt of unconsolidated investees)			8,369,590

Total market capitalization (including our share of third party debt of unconsolidated investees)			$22,111,887

COMMENTS
(A)	On March 27, 2006, in a public offering, we issued $850 million of senior notes ($450 million at 5.50% due April 2012 and $400 million at 5.75% due April 2016). The proceeds of this offering were used to pay down bridge financing from the Catellus Merger and balances on the Global Line.

(B)	Includes debt of $41,865, which is classified as discontinued operations-assets held for sale.
Supplemental Information Page 19

ProLogis
First Quarter 2006
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	March 31,	Remaining		Average
	Commitment	2006	Capacity		Interest Rate (A)

Global Line (B)	$2,555,426	$1,821,550	$733,876	(D)	2.40%
Other (C)	60,994	14,093	46,901	(E)	6.50%

	$2,616,420	$1,835,643	$780,777		2.43%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Revolving lines of credit	25.99%	2.43%	n/a
Senior notes	50.82%	6.02%	6.5	years
Secured debt	23.19%	6.50%	6.9	years

Totals (G)	100.00%	5.20%	6.6	years
Financial Ratios

	Three Months Ended	Year Ended
	March 31, 2006	December 31, 2005

Interest coverage ratio (H)	4.3	4.4
Fixed charge coverage ratio (I)	4.0	3.9
Total debt to total book assets (including our share of
unconsolidated investees) (see pages 1 and 19)	54.2%	53.1%
Total debt to total market capitalization (including our
share of unconsolidated investees) (see page 19)	37.9%	39.7%
COMMENTS
(A)	Represents the weighted average base interest rates using local currency rates on borrowings that were outstanding at March 31, 2006.

(B)	Represents a $2.6 billion global senior credit facility (“Global Line”) through a syndicate of banks. The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. The commitments for $40 million of borrowings in Chinese renminbi have been received but the facilities are not yet available pending the completion of certain conditions. Based on our public debt ratings, interest on the borrowings under the Global Line accrue at a variable rate based upon the interbank offered rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in February 2009.

(C)	This facility represents a total commitment of 35 million British pound sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $26.8 million at March 31, 2006.

(E)	Excludes letters of credit outstanding with the lending banks aggregating $40.3 million at March 31, 2006.

(F)	Calculated through final maturity for debt outstanding at March 31, 2006.

(G)	Total direct debt excluding assessment bonds.

(H)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as FFO as defined on pages 3a and 3b before impairment charges, preferred dividends and charges related to the redemption of preferred shares, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
First Quarter 2006
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and CDFS Industrial Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.40	Juarez	0.38	Belgium	0.13
Austin	0.61	Monterrey	0.49	Czech Republic	0.49
Charlotte	1.67	Reynosa	0.69	France	6.77
Chicago	5.29	Tijuana	0.40	Germany	1.12

Cincinnati	2.21			Hungary	0.59
Columbus	3.11	Total Mexico	1.96	Italy	1.84

Dallas/Fort Worth	5.73			Netherlands	1.50
Denver	1.87	Total North America	77.13%	Poland	1.73

El Paso	1.05			Spain	0.85
Ft. Lauderdale/Miami	1.40			Sweden	0.33
Greenville	0.75			United Kingdom	3.13

Houston	2.77
I-81 Corridor (E. Pennsylvania)	3.88			Total Europe	18.48%

Indianapolis	2.89
Las Vegas	0.70
Los Angeles/Orange County	10.60

Louisville	1.31			Asia	%

Memphis	2.90
Nashville	1.49			China	1.14
New Jersey	5.21			Japan	3.21
Orlando	0.81			Singapore	0.04

Other non-target	0.42
Phoenix	0.99			Total Asia	4.39%

Portland	0.76
Reno	1.11
Salt Lake City	0.62
San Antonio	1.79
San Diego	0.05
San Francisco-East Bay	1.55
San Francisco-Central Valley	1.58
San Francisco-South Bay	1.59
Seattle	0.32
St. Louis	0.80
Tampa	1.04
Washington D.C./Baltimore	1.90

Total United States	75.17

Supplemental Information Page 21